UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: November 12, 2004






                         WORLD TRANSPORT AUTHORITY, INC.
            (Exact name of registrant as specified in its charter)



            Alberta, BC                        93-1202663
     (State of Incorporation)      (I.R.S. Employer Identification No.)

                              140 West Park Avenue
                           El Cajon, California 92020
                    (Address of Principal Executive Offices)




                       (619) 593-2440 Fax: (619) 593-2444
          (Registrant's telephone and fax number, including area code)


















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Item 5.  Other Events.

     World Transport Authority, Inc. (WTAI), an Alberta corporation, previously reported that WTAI will be temporarily suspended from trading OTC.BB and will go to the pink sheets. This week the Board of Directors met to issue a statement to shareholders and the public summarizing the accomplishments of the past sixteen months of the current administration, and offer a view toward the future of the Company.

     Management is making arrangements with a new audit company to complete the annual and first quarter audits. The Administration is also continuing to investigate the conspiratorial and fraudulent conduct of past officers and directors in diverting Company assets and funds, at the same time cooperating with the SEC in prosecuting the Founder of the Company for his alleged violations of federal securities laws. The Company intends to file its own complaint in federal court and share discovery with the SEC in an effort to recover those diverted assets and funds.

     The Company is continuing to develop purchasing resources in order to improve the bottom line and diversify parts and materials sources. In addition, the Company is exploring strategic alliances and joint venture opportunities with major automotive parts manufacturers. These opportunities exist because of the support of those individuals connected with the Company who believe in the Factory-in-a-Box? concept to encourage economic development in third-world countries and are willing to contribute their time and resources to further the project until WTAI resumes trading. This month, WTAI was capitalized with 5,000,000 shares of tradable/saleable stock by way of a $100,000 note for possible sale in the future if needed. Those shares are held in the WTAI office at: Suite 3364-1055 Dunsmuir Street, Vancouver, B C, Canada V7X1L2.

     The Board listed its other recent accomplishments: WTAI created a new marketing corporation, Autotech International Corporation (AIC), a Nevada Corporation; AIC acquired a new Philippine corporation, Millennium Autotech International Corporation (MAIC) for the purpose of manufacturing the Factory-in-a-Box? as well as purchasing and assembling vehicle kits (MAIC has an excellent management and legal staff set up with certified auditing procedures); MAIC has built four factories ready for delivery; MAIC has enhanced manufacturing and production capacity, and is now in a new location in the Clarkfield Development Corporation import/export zone; and WTAI has developed a new website that is still under construction at: wtai-worldstar.com/index.php. When completed and launched, the new website will be found at wtai-worldstar.com .

     This Form 8K contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such Section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision.

In the USA Contact:
Roger Brown
World Transport Authority, Inc.
US offices
Carlsbad, CA
Phone:  (619)-593-2440
Fax:  (619)-593-2444
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                                      World Transport Authority, Inc.


Date: November 12, 2004                By: /s/ William C. Kennedy
                                         ------------------------------------
-
                                         William C. Kennedy
                                         Chief Executive Officer








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